Exhibit 99.1
Olo Announces Second Quarter 2023 Financial Results
Second Quarter Revenue up 21% Year-over-Year Driven by Continued ARPU Expansion
New York, New York - August 1, 2023 - Olo Inc. (NYSE:OLO) (“Olo” or the “Company”), a leading open SaaS platform for restaurants, today announced financial results for the second quarter ended June 30, 2023.
“Our second quarter results demonstrate the consistent, positive momentum we’ve built over the past few quarters. We generated $55.3 million in total revenue, a 21% increase year-over-year, as our platform supported increased module adoption within our existing customer base. With that, this quarter we increased Average Revenue Per Unit, or ARPU, to $716, up 32% year-over-year, and 13% sequentially. Net revenue retention increased to approximately 115%, and we ended the quarter with approximately 77,000 active locations on the platform,” said Noah Glass, Olo’s Founder and CEO.
“Looking ahead to the rest of the year, we’re energized by our performance in the first half and remain focused on helping our customers utilize the digital transformation of the restaurant industry to their benefit as we bring to life our vision of the restaurant of the future,” concluded Mr. Glass.
Second Quarter Financial and Other Highlights
•Total revenue increased 21% year-over-year to $55.3 million.
•Gross profit increased 11%(1) year-over-year to $34.5 million, and was 62% of total revenue.
•Non-GAAP gross profit increased 13%(1) year-over-year to $38.2 million, and was 69% of total revenue.
•Operating loss was $21.2 million, or 38% of total revenue, compared to operating loss of $11.9 million a year ago.
•Non-GAAP operating income was $4.5 million, or 8% of total revenue, compared to $2.0 million a year ago.
•Net loss was $17.1 million or $0.11 per share, compared to a net loss of $11.7 million or $0.07 per share a year ago.
•Non-GAAP net income was $6.4 million or $0.04 per share, compared to non-GAAP net loss of $1.4 million or $0.01 per share a year ago.
•Cash, cash equivalents, and short- and long-term investments totaled $431.2 million as of June 30, 2023.
•Total shares repurchased were approximately 1.4 million for approximately $10.0 million.
•Average revenue per unit (ARPU) increased 32% year-over-year, and increased 13% sequentially to approximately $716.
•Dollar-based net revenue retention (NRR) was approximately 115%.
•Ending active locations decreased 6% year-over-year to approximately 77,000.
Second Quarter and Recent Business Highlights
•Olo achieved solid wins within the enterprise segment, expanding relationships within its existing customer base, including Cold Stone Creamery, an ice cream parlor chain, launching Olo Pay, and California Pizza Kitchen, a casual-dining chain, launching three new products in the Engage suite. Olo also welcomed Salad and Go, an enterprise fast casual, drive-thru chain.
•Olo had strong multi-module adoption in the emerging enterprise segment, with several brands deploying with four or more product modules; including Anthony’s Coal Fired Pizza & Wings, Maple Street Biscuit Company, and Metro Diner. All listed launched with Olo’s core Order solutions—Ordering, Dispatch, and Rails—along with Olo Pay.
•Olo implemented product enhancements to better serve its customers, many of which were showcased in Olo’s 2023 Summer Product Release event, which may be viewed at olo.com/quarterly-release. Notably, Olo announced card-present Olo Pay launching on kiosks, Borderless and loyalty account linking, generative AI assistance in our Marketing product’s email solution, and a further enhanced version of our AI-driven kitchen capacity management capability, OrderReady AI.
•Olo expanded its executive leadership team, with the addition of Joanna Lambert and Sherri Manning as Chief Operating Officer and Chief People Officer, respectively. They both bring decades of experience to their roles from impressive companies like American Express, Paypal, IBM, and Dell.

Financial Outlook
As of August 1, 2023, Olo is issuing the following outlook for the third quarter and fiscal year of 2023:
For the third quarter of 2023, Olo expects to report:

•Revenue in the range of $56.0 million to $56.5 million; and
•Non-GAAP operating income in the range of $5.1 million to $5.5 million.

For the fiscal year 2023, Olo expects to report:

•Revenue in the range of $220.0 million to $221.0 million; and
•Non-GAAP operating income in the range of $17.0 million to $17.8 million.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including inaccuracies in our assumptions and certain risk factors, many of which are beyond Olo’s control. We assume no obligation to update these forward-looking statements. See the cautionary note regarding “Forward-Looking Statements” below.

(1) Prior period amounts including GAAP and non-GAAP gross profit and gross margin have been reclassified to conform with the current year presentation. An explanation of our non-GAAP financial measures are also included below under the heading “Non-GAAP Financial Measures and Other Metrics.” An explanation of the reclassification is included as a footnote to the reconciliation of GAAP to non-GAAP financial measures which is provided at the end of this press release.

Webcast and Conference Call Information
Olo will host a conference call today, August 1, 2023, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and financial outlook. A live webcast of this conference call will be available on the “Investor Relations” website at investors.olo.com, and a replay will be archived on the website as well.
Available Information
Olo announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, the “Investor Relations” website at investors.olo.com, and the Company’s Twitter account @Olo in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
About Olo
Olo Inc. (NYSE: OLO) is a leading open SaaS platform for restaurants that enables hospitality at every guest touchpoint. Millions of orders per day run on Olo’s on-demand commerce engine, providing restaurants a single source to understand and serve every guest from every channel, whether direct or third-party. With integrations to over 300 technology partners, Olo customers can build personalized guest experiences in and outside of their four walls, utilizing one of the largest and most flexible restaurant tech ecosystems on the market. Over 600 restaurant brands trust Olo to grow their sales, do more with less, and make every guest feel like a regular. Learn more at olo.com.
Contacts
Media
Olo@icrinc.com
Investor Relations
InvestorRelations@olo.com

Non-GAAP Financial Measures and Other Metrics
Non-GAAP Financial Measures
In this press release, we refer to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States, or GAAP. We use non-GAAP financial measures, as described below, in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance as measured by such non-GAAP figures, facilitate period-to-period comparisons of core operating results, and assist shareholders in better evaluating us by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or compared to other registrants’ similarly named non-GAAP financial measures and key performance indicators.
A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of our GAAP financial results. Because our non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.
The following are the non-GAAP financial measures referenced in this press release and presented in the tables below: non-GAAP gross profit (total and each line item, and total and each non-GAAP gross profit item on a margin basis as a percentage of revenue), non-GAAP operating expenses (each line item and each non-GAAP operating expense item on a margin basis as a percentage of revenue), non-GAAP operating income (and on a margin basis as a percentage of revenue), non-GAAP net income (and on a per share basis), and free cash flow.
We adjust our GAAP financial measures for the following items to calculate non-GAAP operating income and non-GAAP operating margin: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions) and related payroll tax expense, certain litigation-related expenses (which consist of legal and other professional fees associated with litigation-related matters which are not indicative of Olo’s core operations and are not part of our normal course of business), loss on disposal of assets, non-cash capitalized internal-use software impairment, capitalized internal-use software and intangible amortization (non-cash expense), restructuring charges, certain severance costs, and transaction costs (typically incurred within one year of the related acquisition, as well as the related tax impacts of the acquisition). Beginning in the second quarter of 2023, we have included the tax impact of the non-GAAP adjustments in determining non-GAAP net income. We determined this amount by utilizing a federal rate plus a net state rate that excluded the impact of net operating losses, or NOLs, and valuation allowances to calculate a non-GAAP blended statutory rate, which we then applied to all non-GAAP adjustments. The prior period non-GAAP net income presentation has also been revised to confirm with our new calculation and presentation.
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense and related payroll tax expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Management believes that it is useful to exclude certain non-cash charges and non-core operational charges from our non-GAAP financial measures because: (1) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and we believe does not relate to ongoing operational performance; and (2) such expenses can vary significantly between periods.
Effective January 1, 2023, we began allocating certain employee-related costs to platform cost of revenues, sales and marketing, and research and development expenses. Previously, such costs had been presented within general and administrative expenses on our condensed consolidated statement of operations. These costs are allocated based on each department’s proportionate share of total employee headcount. We determined that these changes would better reflect industry practice and provide more meaningful information as well as increased transparency of our operations. Prior period amounts have been reclassified to conform with the current year presentation. Such reclassifications had no effect on previously reported operating loss, net loss, or accumulated deficit.

Free cash flow represents net cash provided by or used in operating activities, reduced by purchases of property and equipment and capitalization of internal-use software. Free cash flow is a measure used by management to understand and evaluate our liquidity and to generate future operating plans. Free cash flow excludes items that we do not consider to be indicative of our liquidity and facilitates comparisons of our liquidity on a period-to-period basis. We believe providing free cash flow provides useful information to investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business from the perspective of our management and Board of Directors.

Key Performance Indicators

In addition, we also use the following key performance indicators to help us evaluate our business, identify trends affecting the business, formulate business plans, and make strategic decisions.

Average revenue per unit (ARPU): We calculate ARPU by dividing the total platform revenue in a given period by the average active locations in that same period. We believe ARPU is an important metric that measures monetization of our platform and demonstrates our ability to grow within our customer base through the development of products that our customers value.

Dollar-based net revenue retention (NRR): We calculate NRR as of a period-end by starting with the revenue, defined as platform revenue, from the cohort of all active customers as of 12 months prior to such period-end, or the prior period revenue. An active customer is a specific restaurant brand that utilizes one or more of our modules in a given quarterly period. We then calculate the platform revenue from these same customers as of the current period-end, or the current period revenue. Current period revenue includes any expansion and is net of contraction or attrition over the last 12 months, but excludes platform revenue from new customers in the current period. We then divide the total current period revenue by the total prior period revenue to arrive at the point-in-time dollar-based NRR. We believe that NRR is an important metric to our investors, demonstrating our ability to retain our customers and expand their use of our modules over time, proving the stability of our revenue base and the long-term value of our customer relationships.

Active Locations: We define an active location as a unique restaurant location that is utilizing one or more modules in a given quarterly period. Active locations in any one quarter may not reflect (i) the future impact of new customer wins as it can take some time for their locations to go live with our platform, or (ii) the customers who have indicated their intent to reduce or terminate their use of our platform in future periods. Of further note, not all of our customer locations may choose to utilize our products; therefore, given the definition, such locations will not be considered active. We believe that active location count is an important metric that demonstrates the growth and scale of our overall business and reflects our ability to attract, engage, and monetize our customers, as well as provides a base to expand usage of our modules.
Forward-Looking Statements
Statements we make in this press release include statements that are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which may be identified by the use of words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “outlook,” “seeks,” “should,” “will,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These statements include, but are not limited to, our financial guidance for the third-quarter of 2023 and the full-year 2023, our future performance and growth and market opportunities, including new products and continued module adoption among new and existing customers, revenue expectations for our Order, Pay, and Engage suites, our business strategy, and our expectations regarding advancements in our industry (including our vision related to the restaurant of the future). Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: macroeconomic conditions, including inflation, changes in discretionary spending, fluctuating interest rates, and overall market uncertainty; our ability to acquire new customers, have existing customers adopt additional modules, and successfully retain existing customers; our ability to compete effectively with existing competitors, new market entrants, and customers generally developing their own solutions to replace our products; our ability to develop and release new and successful products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the costs and success of our sales and marketing efforts, and our ability to promote our brand; our long and unpredictable sales cycles; our ability to identify, recruit, and retain skilled personnel; our ability to effectively manage our growth, including any international expansion; our ability to realize the anticipated benefits of past or future investments, strategic transactions, or acquisitions, and risk that the integration of these acquisitions may disrupt our business and management; our ability to protect our intellectual property rights and any costs associated therewith; the growth rates of the markets in which we compete and our ability to expand our market opportunity; our actual or perceived failure to comply with our obligations related to data privacy, cybersecurity, and processing payment transactions; the impact of new and existing laws and regulations on our business; changes to our strategic relationships with third parties; our reliance on a limited number of delivery service providers and aggregators; our ability to generate revenue from our product offerings and the effects of fluctuations in our level of client spend retention; the durability of the growth we have experienced in the past due to the COVID-19 pandemic and the associated government-imposed restrictions on guest preferences for digital ordering and customer adoption of multiple modules; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those related to our customers’ spending decisions and guest ordering behavior. Significant variations from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results and forward-looking statements are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 that will be filed following this earnings release, our Annual Report on Form 10-K for the year ended December 31, 2022, and our other SEC filings, which are available on our “Investor Relations” website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

OLO INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	As of June 30, 2023	As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$318,019	$350,073
Short-term investments	83,738	98,699
Accounts receivable, net of expected credit losses of $1,239 and $612, respectively	56,150	48,128
Contract assets	455	336
Deferred contract costs	3,552	2,851
Prepaid expenses and other current assets	11,183	11,687
Total current assets	473,097	511,774
Property and equipment, net of accumulated depreciation and amortization of $6,648 and $4,328, respectively	18,590	11,700
Intangible assets, net of accumulated amortization of $6,284 and $4,304, respectively	19,718	21,698
Goodwill	207,781	207,781
Contract assets, noncurrent	330	241
Deferred contract costs, noncurrent	5,425	4,171
Operating lease right-of-use assets	13,819	15,581
Long-term investments	29,414	2,430
Other assets, noncurrent	94	186
Total assets	$768,268	$775,562
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,733	$2,259
Accrued expenses and other current liabilities	64,861	52,411
Unearned revenue	3,414	2,527
Operating lease liabilities, current	2,749	3,220
Total current liabilities	78,757	60,417
Unearned revenue, noncurrent	167	661
Operating lease liabilities, noncurrent	15,427	16,827
Other liabilities, noncurrent	59	41
Total liabilities	94,410	77,946
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,700,000,000 shares authorized at June 30, 2023 and December 31, 2022; 108,136,055 and 105,053,030 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively. Class B common stock, $0.001 par value; 185,000,000 shares authorized at June 30, 2023 and December 31, 2022; 54,894,345 and 57,391,687 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	163	162
Preferred stock, $0.001 par value; 20,000,000 shares authorized at June 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	862,480	855,249
Accumulated deficit	(188,324)	(157,542)
Accumulated other comprehensive loss	(461)	(253)
Total stockholders’ equity	673,858	697,616
Total liabilities and stockholders’ equity	$768,268	$775,562

OLO INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Platform	$54,603	$44,538	$105,974	$86,004
Professional services and other	648	1,063	1,517	2,353
Total revenue	55,251	45,601	107,491	88,357
Cost of revenue:
Platform (1)	19,721	12,986	37,334	24,227
Professional services and other (1)	1,058	1,453	2,194	3,272
Total cost of revenue	20,779	14,439	39,528	27,499
Gross profit	34,472	31,162	67,963	60,858
Operating expenses:
Research and development (1)	18,298	17,576	38,771	34,732
General and administrative (1)	18,469	16,503	35,679	33,752
Sales and marketing (1)	12,194	9,015	25,075	17,208
Restructuring charges	6,682	—	6,682	—
Total operating expenses	55,643	43,094	106,207	85,692
Loss from operations	(21,171)	(11,932)	(38,244)	(24,834)
Other income, net:
Interest income	4,155	533	7,609	585
Interest expense	(53)	(46)	(122)	(46)
Other income, net	—	7	—	13
Total other income, net	4,102	494	7,487	552
Loss before income taxes	(17,069)	(11,438)	(30,757)	(24,282)
Provision (benefit) for income taxes	7	235	25	(1,100)
Net loss	$(17,076)	$(11,673)	$(30,782)	$(23,182)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.11)	$(0.07)	$(0.19)	$(0.15)
Diluted	$(0.11)	$(0.07)	$(0.19)	$(0.15)
Weighted-average Class A and Class B common shares outstanding:
Basic	162,324,314	160,429,125	162,005,150	159,813,053
Diluted	162,324,314	160,429,125	162,005,150	159,813,053

(1) The following reclassifications were made to conform the prior year periods presented to the current year presentation:
•For the three months ended June 30, 2022, $0.7 million was reclassified from general and administrative expense as follows: $0.3 million into platform cost of revenue, $0.1 million into sales and marketing expenses, and $0.3 million into research and development expenses.
•For the six months ended June 30, 2022, $1.4 million was reclassified from general and administrative expense as follows: $0.5 million into platform cost of revenue, $0.1 million into professional services and other cost of revenue, $0.2 million into sales and marketing expenses, and $0.7 million into research and development expenses.
Such reclassifications had no effect on previously reported operating loss, net loss, or accumulated deficit. See “Note 2—Significant Accounting Policies” to our condensed consolidated financial statements included in Part I, Item 1 of the Quarterly Report on Form 10-Q for the period ended June 30, 2023 that will be filed following this earnings release for additional information on the reclassifications.

OLO INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Operating activities
Net loss	$(30,782)	$(23,182)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,462	2,624
Stock-based compensation	28,828	23,185
Provision for expected credit losses	1,079	276
Non-cash lease expense	1,436	1,125
Deferred income tax benefit	—	(1,421)
Loss on disposal of assets	38	—
Non-cash impairment charges	—	475
Other non-cash operating activities, net	(1,553)	(174)
Changes in operating assets and liabilities:
Accounts receivable	(9,101)	911
Contract assets	(207)	(99)
Prepaid expenses and other current assets	620	(2,016)
Deferred contract costs	(1,954)	(462)
Accounts payable	5,476	(286)
Accrued expenses and other current liabilities	12,069	(1,103)
Operating lease liabilities	(1,557)	(1,248)
Unearned revenue	393	561
Other liabilities, noncurrent	19	(36)
Net cash provided by (used in) operating activities	9,266	(870)
Investing activities
Purchases of property and equipment	—	(409)
Capitalized internal-use software	(7,279)	(5,125)
Acquisitions, net of cash acquired	—	(49,308)
Purchases of investments	(72,941)	(82,394)
Sales and maturities of investments	62,262	4,306
Net cash used in investing activities	(17,958)	(132,930)
Financing activities
Cash received for employee payroll tax withholdings	3,039	3,033
Cash paid for employee payroll tax withholdings	(3,105)	(2,866)
Payment of deferred offering costs	—	(420)
Proceeds from exercise of stock options and purchases under employee stock purchase plan	6,803	6,278
Repurchase of common stock	(30,099)	—
Net cash (used in) provided by financing activities	(23,362)	6,025
Net decrease in cash and cash equivalents	(32,054)	(127,775)
Cash and cash equivalents, beginning of period	350,073	514,445
Cash and cash equivalents, end of period	$318,019	$386,670

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Gross profit and gross margin reconciliation (1) :
Platform gross profit, GAAP	$34,882	$31,552	$68,640	$61,777
Plus: Stock-based compensation expense and related payroll tax expense	1,751	1,454	3,650	3,006
Plus: Capitalized internal-use software and intangible amortization	1,825	968	3,475	1,596
Platform gross profit, non-GAAP	38,458	33,974	75,765	66,379
Services gross profit, GAAP	(410)	(390)	(677)	(919)
Plus: Stock-based compensation expense and related payroll tax expense	182	190	380	449
Services gross profit, non-GAAP	(228)	(200)	(297)	(470)
Total gross profit, GAAP	34,472	31,162	67,963	60,858
Total gross profit, non-GAAP	38,230	33,774	75,468	65,909
Platform gross margin, GAAP	64%	71%	65%	72%
Platform gross margin, non-GAAP	70%	76%	71%	77%
Services gross margin, GAAP	(63)%	(37)%	(45)%	(39)%
Services gross margin, non-GAAP	(35)%	(19)%	(20)%	(20)%
Total gross margin, GAAP	62%	68%	63%	69%
Total gross margin, non-GAAP	69%	74%	70%	75%
Sales and marketing reconciliation (1) :
Sales and marketing, GAAP	12,194	9,015	25,075	17,208
Less: Stock-based compensation expense and related payroll tax expense	2,131	1,375	4,698	2,995
Less: Intangible amortization	341	355	682	656
Less: Certain severance costs	—	—	121	—
Less: Transaction costs	—	—	—	79
Sales and marketing, non-GAAP	9,722	7,285	19,574	13,478
Sales and marketing as % total revenue, GAAP	22%	20%	23%	19%
Sales and marketing as % total revenue, non-GAAP	18%	16%	18%	15%
Research and development reconciliation (1) :
Research and development, GAAP	18,298	17,576	38,771	34,732
Less: Stock-based compensation expense and related payroll tax expense	3,759	3,460	8,510	7,011
Less: Non-cash capitalized software impairment	—	—	—	475
Research and development, non-GAAP	14,539	14,116	30,261	27,246
Research and development as % total revenue, GAAP	33%	39%	36%	39%
Research and development as % total revenue, non-GAAP	26%	31%	28%	31%
General and administrative reconciliation (1) :
General and administrative, GAAP	18,469	16,503	35,679	33,752
Less: Stock-based compensation expense and related payroll tax expense	5,672	5,161	10,754	10,257
Less: Certain litigation-related expenses	2,975	—	3,859	—
Less: Loss on disposal of assets	—	—	38	—
Less: Intangible amortization	41	42	82	73
Less: Certain severance costs	—	555	709	555
Less: Transaction costs	322	351	358	1,407
General and administrative, non-GAAP	9,459	10,394	19,879	21,460
General and administrative as % total revenue, GAAP	33%	36%	33%	38%
General and administrative as % total revenue, non-GAAP	17%	23%	18%	24%

(1) Effective January 1, 2023, we began allocating certain employee-related costs to platform cost of revenues, sales and marketing, and research and development expenses. Previously, such costs had been presented within general and administrative expenses on our condensed consolidated statement of operations. These costs are allocated based on each department’s proportionate share of total employee headcount. We determined that these changes would better reflect industry practice and provide more meaningful information as well as increased transparency of our operations. Prior period amounts have been reclassified to conform with the current year presentation. Such reclassifications had no effect on previously reported operating loss, net loss, or accumulated deficit.

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except percentages and share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating income (loss) reconciliation:
Operating loss, GAAP	$(21,171)	$(11,932)	$(38,244)	$(24,834)
Plus: Stock-based compensation expense and related payroll tax expense	13,495	11,640	27,992	23,718
Plus: Certain litigation-related expenses	2,975	—	3,859	—
Plus: Loss on disposal of assets	—	—	38	—
Plus: Non-cash capitalized internal-use software impairment	—	—	—	475
Plus: Capitalized internal-use software and intangible amortization	2,207	1,365	4,239	2,325
Plus: Restructuring charges	6,682	—	6,682	—
Plus: Certain severance costs	—	555	830	555
Plus: Transaction costs	322	351	358	1,486
Operating income, non-GAAP	4,510	1,979	5,754	3,725
Operating margin, GAAP	(38)%	(26)%	(36)%	(28)%
Operating margin, non-GAAP	8%	4%	5%	4%
Net income (loss) reconciliation:
Net loss, GAAP	(17,076)	(11,673)	(30,782)	(23,182)
Plus: Stock-based compensation expense and related payroll tax expense	13,495	11,640	27,992	23,718
Plus: Certain litigation-related expenses	2,975	—	3,859	—
Plus: Loss on disposal of assets	—	—	38	—
Plus: Non-cash capitalized internal-use software impairment	—	—	—	475
Plus: Capitalized internal-use software and intangible amortization	2,207	1,365	4,239	2,325
Plus: Restructuring charges	6,682	—	6,682	—
Plus: Certain severance costs	—	555	830	555
Plus: Transaction costs	322	351	358	1,486
Less: GAAP acquisition-related deferred income tax benefit (1)	—	—	—	(1,421)
Less: Tax impact of non-GAAP adjustments (2)	(2,243)	(3,678)	(3,450)	(1,552)
Net income (loss), non-GAAP	6,362	(1,440)	9,766	2,404
Fully diluted net loss per share attributable to Class A and Class B common stockholders, GAAP	$(0.11)	$(0.07)	$(0.19)	$(0.15)
Fully diluted weighted average Class A and Class B common shares outstanding, GAAP	162,324,314	160,429,125	162,005,150	159,813,053
Fully diluted net income (loss) per share attributable to Class A and Class B common stockholders, non-GAAP	$0.04	$(0.01)	$0.05	$0.01
Fully diluted Class A and Class B common shares outstanding, non-GAAP	177,843,165	181,859,483	178,069,754	182,704,378

(1) As a result of our prior acquisitions, we recognized deferred tax liabilities relating to the basis differences for acquired intangible assets. The recording of these deferred tax liabilities resulted in a reversal of our valuation allowance which is included in the GAAP provision for income taxes.
(2) We utilized a federal rate plus a net state rate that excluded the impact of NOLs and valuation allowances to calculate our non-GAAP blended statutory rate of 26.06% and 24.57% for the six months ended June 30, 2023 and 2022, respectively.

OLO INC.
Non-GAAP Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$2,019	$19	$9,266	$(870)
Purchase of property and equipment	—	(333)	—	(409)
Capitalized internal-use software	(3,897)	(2,663)	(7,279)	(5,125)
Non-GAAP free cash flow	$(1,878)	$(2,977)	$1,987	$(6,404)